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                                                                    EXHIBIT 99.1

[WILLIAMS LOGO]  Leading Energy Solutions


AUGUST 20, 2002

          WILLIAMS UPDATE WEBCAST SET FOR 9 A.M. EDT WEDNESDAY, AUG. 21

TULSA, OKLA. -- Williams (NYSE:WMB) will provide an update on the company at 9 a.m. EDT Wednesday. Audio and presentation slides from the meeting will be webcast live at www.williams.com. Presentation slides will be available on the website for download and printing an hour before the webcast begins.

Replay is available on www.williams.com and also via telephone through Aug. 27 by calling (888) 203-1112, domestic, or (719) 457-0820, international; the replay passcode is 537048.

ABOUT WILLIAMS (NYSE: WMB)

Williams moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity. Based in Tulsa, Okla., Williams' operations span the energy value chain from wellhead to burner tip. Company information is available at www.williams.com.

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

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CONTACT INFORMATION:
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
            Julie Gentz         Williams Media Relations       9185733053         julie.gentz@williams.com
           Jay Henderson       Williams Investor Relations     9185733879        jay.henderson@williams.com
           Richard George      Williams Investor Relations     9185733679       richard.george@williams.com
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